UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Hologic, Inc. (the “Company”) has been advised that Ethicon Endo-Surgery, Inc., a Johnson & Johnson operating company, filed a complaint against the Company and its wholly-owned subsidiary Suros Surgical Systems, Inc. (“Suros”) on or about October 5, 2007 in the United States District Court for the District of Ohio. The complaint alleges that certain of the ATEC® biopsy systems manufactured and sold by Suros infringe four Ethicon patents. The complaint seeks to enjoin Hologic and Suros from infringing the patents as well as the recovery of damages and costs resulting from the alleged infringement. The Company believes that the lawsuit is without merit and intends to vigorously defend its position.

Forward Looking Disclaimer

Information set forth in this communication contains forward-looking information, including but not limited to statements relating to the anticipated outcome of the litigation filed against the Company and Suros. However, litigation is unpredictable. In addition, as the complaint was only recently filed, Hologic and Suros are in the preliminary stages of investigating Ethicon’s claims, and additional information may come to light which could affect their assessment of the claims. As a result, there can be no guaranty that the Company or Suros will be successful in the defense of these claims. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstance on which any such statement is based.

The risks and uncertainties included above are not exhaustive. The Registration Statement on Form S-4 (File No. 333-144238), the annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Cytyc have filed with the SEC contain additional factors that could impact the combined company. The parties expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and Stockholders

Hologic and Cytyc filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger on September 12, 2007. Hologic urges investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Hologic will be available free of charge on the investor relations portion of the Hologic website at www.hologic.com.

Participants in the Solicitation

Hologic, and certain of its directors and executive officers, may be deemed participants in the solicitation of proxies from the stockholders of Hologic in connection with the merger. The names of Hologic’s directors and executive officers and a description of their interests in Hologic are set forth in the proxy statement for Hologic’s 2006 annual meeting of stockholders, which was filed with the SEC on January 25, 2007. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Hologic’s directors and executive officers in the merger by reading the definitive joint proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 9, 2007

HOLOGIC, INC.

By:  /s/  Glenn P. Muir

        Glenn P. Muir, Chief Financial Officer,

        Executive Vice President, Finance and Treasurer